Exhibit 99.1

Investors & Reporters May Contact:
Matt Pettoni
VP & Treasurer
(770) 418-8219
ir@asburyauto.com

 ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
2016 FIRST QUARTER FINANCIAL RESULTS

Record first quarter adjusted EPS from continuing operations of $1.36 per diluted share, up 5% over prior year quarter

Duluth, GA, April 26, 2016 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the first quarter 2016 of $33.2 million, or $1.36 per diluted share, versus income from continuing operations in the first quarter 2015 of $35.9 million, or $1.30 per diluted share, a 5% increase per diluted share. Income from continuing operations for the first quarter 2016 was adjusted for $3.4 million in pre-tax real estate related charges, or $0.09 per diluted share. There were no adjustments to income from continuing operations for the first quarter 2015. Net income for the first quarter 2016 was $31.0 million, or $1.27 per diluted share, compared to $35.9 million, or $1.30 per diluted share in the prior year period. See attached reconciliation for reported adjustments related to both of these periods.
First Quarter 2016 Operational Summary (compared to the prior year period):

•	Total revenues increased 1% to $1.6 billion

•	New vehicle revenue up 1%; gross profit down 10%

•	Used vehicle retail revenue down 1%; gross profit down 2%

•	Finance and insurance revenue up 2%

•	Parts and service revenue up 7%; gross profit up 7%

•	Same store parts and service customer pay gross profit up 11%

•	Total gross profit increased 2%

•	SG&A as a percentage of gross profit was up 100 basis points to 69.5%

•	Adjusted operating margin as a percentage of revenue was at 4.7%

Strategic Highlights:

•	Repurchased $102 million of common stock in Q1 2016

•	Repurchased $60 million of common stock in Q2 2016 through April 22nd

•	Announced plans to open two new Q auto stores in the greater Tampa, FL area in 2016
“Despite continued margin pressure and flat unit sales, our strong parts and service performance and share repurchases enabled us to deliver 5% EPS growth.” said Craig Monaghan, Asbury's President and Chief Executive Officer.
“Even with soft March sales, we were able to grow our front end yield, which is up approximately $100 per vehicle from the low in the second quarter of 2015.” said Asbury's Executive Vice President and Chief Operating Officer, David Hult. “This was a direct result of our team’s strong performance increasing used vehicle margins and continuing gains in F&I. Likewise, we were able to deliver strong performance in our parts and service business, led by 11% growth in our customer pay business.”
The conference call will be today at 10:00 a.m. Eastern Time and will also be simulcast live on the Internet. The simulcast can be accessed by logging onto www.asburyauto.com or www.ccbn.com.  A replay will be available at these sites for 30 days. In addition, a live audio of the call will be accessible to the public by calling (800) 533-7619 (domestic), or (785) 830-1923 (international); passcode - 7545687.  Callers should dial in approximately 5 to 10 minutes before the call begins. A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode - 7545687.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (“Asbury”), a Fortune 500 company headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retailers in the U.S.  Built through a combination of organic growth and a series of strategic acquisitions, Asbury operated 82 dealership locations, encompassing 99 franchises for the sale and servicing of 28 domestic and foreign brands of new vehicles as of March 31, 2016.  We also operated 25 collision repair centers and 2 stand-alone used vehicle stores as of March 31, 2016. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2016	2015
REVENUE:
New vehicle	$838.4	$830.5	$7.9	1%
Used vehicle:
Retail	413.1	419.2	(6.1)	(1)%
Wholesale	47.8	54.2	(6.4)	(12)%
Total used vehicle	460.9	473.4	(12.5)	(3)%
Parts and service	189.2	176.7	12.5	7%
Finance and insurance, net	62.3	61.2	1.1	2%
TOTAL REVENUE	1,550.8	1,541.8	9.0	1%
GROSS PROFIT:
New vehicle	44.7	49.6	(4.9)	(10)%
Used vehicle:
Retail	34.7	35.4	(0.7)	(2)%
Wholesale	1.1	(0.1)	1.2	NM
Total used vehicle	35.8	35.3	0.5	1%
Parts and service	118.0	110.3	7.7	7%
Finance and insurance, net	62.3	61.2	1.1	2%
TOTAL GROSS PROFIT	260.8	256.4	4.4	2%
OPERATING EXPENSES:
Selling, general and administrative	181.2	175.7	5.5	3%
Depreciation and amortization	7.5	7.3	0.2	3%
Other operating expense, net	3.2	0.3	2.9	NM
INCOME FROM OPERATIONS	68.9	73.1	(4.2)	(6)%
OTHER EXPENSES:
Floor plan interest expense	4.4	3.9	0.5	13%
Other interest expense, net	13.4	10.3	3.1	30%
Swap interest expense	0.8	0.5	0.3	60%
Total other expenses, net	18.6	14.7	3.9	27%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	50.3	58.4	(8.1)	(14)%
Income tax expense	19.2	22.5	(3.3)	(15)%
INCOME FROM CONTINUING OPERATIONS	31.1	35.9	(4.8)	(13)%
Discontinued operations, net of tax	(0.1)	—	(0.1)	—%
NET INCOME	$31.0	$35.9	$(4.9)	(14)%
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$1.28	$1.31	$(0.03)	(2)%
Discontinued operations	—	—	—	—%
Net income	$1.28	$1.31	$(0.03)	(2)%
Diluted—
Continuing operations	$1.27	$1.30	$(0.03)	(2)%
Discontinued operations	—	—	—	—%
Net income	$1.27	$1.30	$(0.03)	(2)%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	24.3	27.5	(3.2)	(12)%
Restricted stock	—	0.1	(0.1)	(100)%
Performance share units	0.1	0.1	—	—%
Diluted	24.4	27.7	(3.3)	(12)%
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2016	2015
Unit sales
New vehicle:
Luxury	5,626	5,885	(259)	(4)%
Import	13,484	13,977	(493)	(4)%
Domestic	4,919	4,196	723	17%
Total new vehicle	24,029	24,058	(29)	—%
Used vehicle retail	19,736	20,467	(731)	(4)%
Used to new ratio	82.1%	85.1%	(300) bps
Average selling price
New vehicle	$34,891	$34,521	$370	1%
Used vehicle retail	20,931	20,482	449	2%
Average gross profit per unit
New vehicle:
Luxury	$3,519	$3,721	$(202)	(5)%
Import	1,253	1,309	(56)	(4)%
Domestic	1,626	2,240	(614)	(27)%
Total new vehicle	1,860	2,062	(202)	(10)%
Used vehicle	1,758	1,730	28	2%
Finance and insurance, net	1,424	1,375	49	4%
Front end yield (1)	3,238	3,284	(46)	(1)%
Gross margin
New vehicle:
Luxury	6.8%	7.2%	(40) bps
Import	4.5%	4.9%	(40) bps
Domestic	4.6%	6.3%	(170) bps
Total new vehicle	5.3%	6.0%	(70) bps
Used vehicle retail	8.4%	8.4%	—
Parts and service	62.4%	62.4%	—
Gross profit margin	16.8%	16.6%	20 bps
SG&A metrics
Rent expense	$7.8	$7.7	$0.1	1%
SG&A, excluding rent expense as a percent of gross profit	66.5%	65.5%	100 bps
Total SG&A as a percentage of gross profit	69.5%	68.5%	100 bps
Operating metrics
Adjusted income from operations as a percentage of revenue	4.7%	4.7%	—
Adjusted income from operations as a percentage of gross profit	27.7%	28.5%	(80) bps
Revenue mix
New vehicle	54.1%	53.9%
Used vehicle retail	26.6%	27.1%
Used vehicle wholesale	3.1%	3.5%
Parts and service	12.2%	11.5%
Finance and insurance	4.0%	4.0%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	17.1%	19.3%
Used vehicle retail	13.4%	13.8%
Used vehicle wholesale	0.4%	—%
Parts and service	45.2%	43.0%
Finance and insurance	23.9%	23.9%
Total gross profit	100.0%	100.0%
_____________________________

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2016	2015
Revenue
New vehicle:
Luxury	$290.6	$293.5	$(2.9)	(1)%
Import	362.6	359.4	3.2	1%
Domestic	159.4	149.9	9.5	6%
Total new vehicle	812.6	802.8	9.8	1%
Used Vehicle:
Retail	404.1	402.8	1.3	—%
Wholesale	47.0	52.4	(5.4)	(10)%
Total used vehicle	451.1	455.2	(4.1)	(1)%
Parts and service	184.5	169.5	15.0	9%
Finance and insurance	60.4	59.2	1.2	2%
Total revenue	$1,508.6	$1,486.7	$21.9	1%

Gross profit
New vehicle:
Luxury	$19.8	$21.3	$(1.5)	(7)%
Import	16.5	17.7	(1.2)	(7)%
Domestic	6.9	9.4	(2.5)	(27)%
Total new vehicle	43.2	48.4	(5.2)	(11)%
Used Vehicle:
Retail	33.8	34.2	(0.4)	(1)%
Wholesale	1.1	0.1	1.0	NM
Total used vehicle	34.9	34.3	0.6	2%
Parts and service:
Customer pay	65.0	58.4	6.6	11%
Warranty	16.5	15.4	1.1	7%
Wholesale parts	5.2	4.9	0.3	6%
Parts and service, excluding reconditioning and preparation	86.7	78.7	8.0	10%
Reconditioning and preparation	28.4	27.4	1.0	4%
Total parts and service	115.1	106.1	9.0	8%
Finance and insurance	60.4	59.2	1.2	2%
Total gross profit	$253.6	$248.0	$5.6	2%

SG&A expense	$176.9	$169.1	$7.8	5%
SG&A expense as a percentage of gross profit	69.8%	68.2%	160 bps
_____________________________
NM—Not Meaningful

Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2016	2015
Unit sales
New vehicle:
Luxury	5,626	5,704	(78)	(1)%
Import	13,144	13,315	(171)	(1)%
Domestic	4,419	4,196	223	5%
Total new vehicle	23,189	23,215	(26)	—%
Used vehicle retail	19,195	19,633	(438)	(2)%
Used to new ratio	82.8%	84.6%	(180) bps

Average selling price
New vehicle	$35,042	$34,581	$461	1%
Used vehicle retail	21,052	20,516	536	3%

Average gross profit per unit
New vehicle:
Luxury	$3,519	$3,734	$(215)	(6)%
Import	1,255	1,329	(74)	(6)%
Domestic	1,561	2,240	(679)	(30)%
Total new vehicle	1,863	2,085	(222)	(11)%
Used vehicle	1,761	1,742	19	1%
Finance and insurance, net	1,425	1,382	43	3%
Front end yield (1)	3,242	3,309	(67)	(2)%

Gross margin
New vehicle:
Luxury	6.8%	7.3%	(50) bps
Import	4.6%	4.9%	(30) bps
Domestic	4.3%	6.3%	(200) bps
Total new vehicle	5.3%	6.0%	(70) bps
Used vehicle retail	8.4%	8.5%	(10) bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.0%	46.4%	60 bps
Parts and service, including reconditioning and preparation	62.4%	62.6%	(20) bps
Gross profit margin	16.8%	16.7%	10 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	March 31, 2016	December 31, 2015	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$4.4	$2.8	$1.6	57%
New vehicle inventory	808.3	739.2	69.1	9%
Used vehicle inventory	146.3	134.1	12.2	9%
Parts inventory	43.3	43.9	(0.6)	(1)%
Total current assets	1,369.3	1,343.0	26.3	2%
Floor plan notes payable	813.7	712.2	101.5	14%
Total current liabilities	1,114.4	1,007.8	106.6	11%

CAPITALIZATION:
Long-term debt (including current portion)	$946.2	$954.3	$(8.1)	(1)%
Shareholders' equity	241.8	314.5	(72.7)	(23)%
Total	$1,188.0	$1,268.8	$(80.8)	(6)%

	March 31, 2016	December 31, 2015
DAYS SUPPLY
New vehicle inventory	81	62
Used vehicle inventory	33	30
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales

Brand Mix - New Vehicle Revenue by Brand-

	For the Three Months Ended March 31,
	2016	2015
Luxury:
BMW	7%	8%
Mercedes-Benz	7%	7%
Lexus	7%	7%
Acura	4%	5%
Infiniti	4%	4%
Other luxury	6%	6%
Total luxury	35%	37%
Imports:
Honda	16%	16%
Nissan	11%	12%
Toyota	12%	12%
Other imports	5%	5%
Total imports	44%	45%
Domestic:
Ford	14%	10%
Dodge	3%	3%
Chevrolet	2%	2%
Other domestics	2%	3%
Total domestic	21%	18%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted leverage ratio," "Adjusted income from operations," "Adjusted income from continuing operations," and "Adjusted diluted earnings per share ("EPS") from continuing operations." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	March 31, 2016	December 31, 2015
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$951.5	$959.7

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Income from continuing operations	$164.6	$169.4

Add:
Depreciation and amortization	29.7	29.5
Income tax expense	100.6	104.0
Swap and other interest expense	50.5	47.0
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$345.4	$349.9

Non-core items - (income) expense:
Real estate-related charges	$3.4	$—
Gain on divestitures	(34.9)	(34.9)
Total non-core items	(31.5)	(34.9)

Adjusted EBITDA	$313.9	$315.0

Adjusted leverage ratio	3.0	3.0

	For the Three Months Ended March 31,
	2016	2015
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$68.9	$73.1
Real estate-related charges	3.4	—
Adjusted income from operations	$72.3	$73.1

Adjusted income from continuing operations:
Net income	$31.0	$35.9
Discontinued operations, net of tax	0.1	—
Income from continuing operations	31.1	35.9

Non-core items - (income) expense:
Real estate-related charges	3.4	—
Income tax benefit	(1.3)	—
Total non-core items	2.1	—
Adjusted income from continuing operations	$33.2	$35.9

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$1.27	$1.30
Discontinued operations, net of tax	—	—
Income from continuing operations	$1.27	$1.30

Total non-core items	0.09	—
Adjusted diluted EPS from continuing operations	$1.36	$1.30

Weighted average common shares outstanding - diluted	24.4	27.7